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                                                                  EXHIBIT (a)(9)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. - Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                               GIVE THE SOCIAL
 FOR THIS TYPE OF ACCOUNT:                     SECURITY NUMBER OF --
--------------------------------------------------------------------------------
 1.   An individual's account                  The individual

 2.   Two or more individuals                  The actual owner of the
      (joint account)                          account or, if combined
                                               funds, the first individual
                                               on the account (1)

 3.   Custodian account of a minor             The minor (2)
      (Uniform Gift to Minors Act)

 4.   a. A revocable savings trust             The grantor-trustee (1)
         account (in which grantor
         is also trustee)

      b. Any "trust" account that is           The actual owner (1)
         not a legal or valid trust
         under state law

 5.   Sole proprietorship account              The owner (3)

 6.   A valid trust, estate or                 Legal entity (Do not furnish
      pension trust                            the identifying number of
                                               the personal representative
                                               or trustee unless the legal
                                               entity itself is not
                                               designated in the account
                                               title.) (4)

                                               GIVE THE EMPLOYER
                                               IDENTIFICATION
 FOR THIS TYPE OF ACCOUNT:                     NUMBER OF --
--------------------------------------------------------------------------------
 7.   Corporate account                        The corporation

 8.   Religious, charitable,                   The organization
      educational or other tax-
      exempt organization account


 9.   Partnership                              The partnership


 10.  A broker or registered nominee           The broker or nominee


 11.  Account with the Department              The public entity
      of Agriculture in the name of a
      public entity (such as a state or
      local government, school
      district or prison) that receives
      agricultural program payments

(1)    List first and circle the name of the person whose number you furnish.

(2)    Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner and you may also enter the business or "doing business as" name. Use either the owner's social security number or the employer identification number of the business (if it has one).

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or
Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Even if you do not provide a TIN in the manner required, the payor is NOT REQUIRED to backup withhold on any payments it makes if you are:
1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
2.   The United States or any of its agencies or instrumentalities.
3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
4. A foreign government or any of its political subdivisions, agencies or instrumentalities.
5.   An international organization or any of its agencies or instrumentalities.

Other payees that MAY BE EXEMPT from backup withholding include:
6.   A corporation.
7.   A foreign central bank of issue.
8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
9. A futures commission merchant registered with the Commodity Futures Trading Commission.
10.  A real estate investment trust.
11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
12.  A common trust fund operated by a bank under section 584(a).
13.  A financial institution.
14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
15. A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding with respect to payees of the types set forth in items 1 through 15, above.

- INTEREST AND DIVIDEND PAYMENTS. All listed payees are exempt except the payee in item 9.

- BROKER TRANSACTIONS. All payees listed in items 1 through 13 are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
Payments that are not subject to information reporting also are not subject to backup withholding.

DIVIDENDS AND PATRONAGE DIVIDENDS that generally are exempt from backup withholding include:
-    Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
-    Payments of patronage dividends not paid in money.
-    Payments made by certain foreign organizations.
-    Section 404(k) distributions made by an ESOP.

INTEREST PAYMENTS that generally are exempt from backup withholding include:
- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest IN THE COURSE OF YOUR TRADE OR BUSINESS to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
-    Payments described in section 6049(b)(5) to nonresident aliens.
-    Payments on tax-free covenant bonds under section 1451.
-    Payments made by certain foreign organizations.
-    Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILING INSTRUCTIONS

FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBER. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.